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                                                                    EXHIBIT 10.3


NEWNAN, GEORGIA





                               A G R E E M E N T

                                     F O R

                          B U I L D I N G  L E A S E




                              DATED AUGUST 1, 1996

                                 BY AND BETWEEN

                             CPI PLASTICS, L.L.C.,
                      A MICHIGAN LIMITED LIABILITY COMPANY

                                                                       LANDLORD,
                                      AND

                           UNITED STATES CAN COMPANY,
                             A DELAWARE CORPORATION

                                                                          TENANT





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                               A G R E E M E N T
                                     F O R
                           B U I L D I N G  L E A S E


                 CPI PLASTICS, L.L.C., a Michigan limited liability company ("Landlord"), hereby leases to UNITED STATES CAN COMPANY, a Delaware Corporation ("Tenant"), and Tenant hereby accepts, subject to the terms and conditions of this Lease, that certain building containing approximately 95,000 square feet (the "Building") located at 434 Corinth Road, Newnan, Georgia, and the surrounding land containing approximately 9.1 acres and legally described on Exhibit A which is attached hereto and made a part hereof (the Building and the surrounding property used as the parking areas and driveway shall be referred to as the "Premises" and the said property and Building and Landlord's interest therein shall be referred to as the "Property"), for an initial term (the "Term") of fifteen (15) years commencing on August 1, 1996 (the "Commencement Date"), and ending on July 31, 2011 or such other date as the Term is extended pursuant to Article IX hereof (the "Termination Date").

                                    RECITALS

                 WHEREAS, Tenant has entered into a certain Stock Purchase Agreement dated August 2, 1996 with Irving A. Rubin, Robert Bonczyk et al. (the "Stock Purchase Agreement") pursuant to which Tenant has agreed to purchase, all of the stock of CPI PLASTICS INC., CP OHIO, Inc. and CP Illinois, Inc.

                 WHEREAS, in connection therewith, Landlord and Tenant have agreed to enter into this Lease;

                 WHEREAS, if requested by either party to this Lease, a memorandum of this Lease in recordable form duly executed and acknowledged shall be entered into and recorded by the parties hereto;

                 NOW, THEREFORE, IN CONSIDERATION of the above demise, and the acceptance of the mutual covenants herein contained, Landlord and Tenant covenant and agree as follows:


                                   ARTICLE I
                                     RENTAL

                 1.1. Rental. Tenant shall pay to Landlord, at such place as Landlord may designate to Tenant in writing, the rent and other payments reserved and required under this Article I, which rent and other payments, together with all other amounts becoming due from Tenant to Landlord hereunder, are herein collectively referred to as the "Rent" or "Rental." Except as set forth in Section 10.4 of the Stock Purchase Agreement, all Rental shall be paid without notice or demand, and without abatement, deduction, counterclaim or set-off. In the

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event Tenant does not make Rental payments within ten (10) days of receipt of notice that such amount is unpaid, Tenant shall pay to Landlord Three Hundred Dollars ($300.00) as a late fee.

                 1.2. Base Rent. Subject to rent adjustments in accordance with Section 1.3 hereof, Tenant shall pay to Landlord an annual Base Rent (the "Base Rent") set forth on Exhibit B attached hereto and made a part hereof. Base Rent shall be paid in advance on the first day of each and every calendar month during the Term.

                 1.3. Additional Payments. In addition to Base Rent, Tenant shall pay all of the Expenses (as hereafter defined) assessed or incurred in connection with the Premises on or before the respective due dates thereof. Tenant's obligation to pay the Expenses shall survive the expiration of the Term. For purposes of this Section 1.3, Expenses shall mean, for any calendar year, all reasonable and customary expenses, costs and disbursements which Landlord shall pay or become obligated to pay because of or in connection with the operation, maintenance, repair and replacement, of the Premises (other than the items which are Landlord's responsibility pursuant to Section 2.2 of this Lease) and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, but not limited to, the cost of utilities to the Premises. Notwithstanding the foregoing, payments made or incurred by Landlord or Tenant prior to the Commencement Date shall not be included in Expenses.

                 1.4. Triple Net Lease. Except for Landlord's obligations delineated in Section 2.2 hereof, the parties hereto intend that the Rental payable hereunder shall be an absolute net return to Landlord and that, except as expressly provided to the contrary herein or the Stock Purchase Agreement, all costs, expenses and obligations of whatever kind, whether foreseen or unforeseen, general or special, ordinary or extraordinary, that may arise in connection with the use, occupancy, maintenance or operation of the Premises shall be paid or performed by Tenant. Tenant shall not be obligated to pay any income or franchise taxes which may be levied against Landlord.

                 1.5. Taxes. (a) Tenant shall pay, as Additional Rent and prior to delinquency, all ad valorem real estate taxes, special assessments and personal property taxes (including any rental or similar taxes and license, building, occupancy or similar fees levied or imposed in lieu of or in addition to general real or personal property taxes) which may be levied or imposed during the Term against the Premises or any part thereof. Tenant shall pay before delinquency all taxes, assessments, license fees and other public charges levied, assessed or imposed upon its business operations and its leasehold improvements, merchandise and other personal property in or about the Premises (collectively, the "Taxes"). Tenant shall deliver to Landlord copies of receipts showing payment of said real estate taxes within thirty (30) days after request by Landlord.

                 (b) Tenant shall have the right to contest at Tenant's expense, all Taxes levied against the Premises by legal proceedings provided that such proceedings have the effect of preventing the forfeiture of the Premises or any part thereof to satisfy the same. All contest proceedings shall be conducted in good faith and with due diligence by Tenant. Tenant shall





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give Landlord such security as Landlord may reasonably require to insure the payment of the Taxes so contested, and all interest and penalties thereon. Landlord shall cooperate in any such proceedings.

                 (c) Taxes with respect to the years in which the Term commences and expires shall be prorated between Landlord and Tenant, and together with the first installment of Rental hereunder, Tenant shall pay to Landlord the portion of Taxes, if any, which have been paid by Landlord and which are attributable to the Term of this Lease and upon expiration of the term (except in the event Tenant purchases the property pursuant to the Option Agreement as hereinafter defined), Landlord shall pay to Tenant the portion of any Taxes, if any, which have been paid by Tenant and which are attributable after the Term of this Lease.

                                   ARTICLE II
                    TENANT'S ACCEPTANCE AND USE OF PROPERTY

                 2.1. Use. Subject to the Permitted Exceptions (as hereafter defined), Tenant shall have the exclusive right to and shall occupy and use the Property for its business operations and any other use reasonably related thereto. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act, or thing which is in violation of any public law, ordinance, or governmental regulation.

                 2.2. Maintenance and Repair and Replacement. Except for damage caused by Tenant, Landlord shall, in full compliance with all applicable laws and ordinances, maintain and make all necessary structural repairs, replacements and alterations to the Building, including but not limited to foundations, roofs, exterior and load bearing walls, structural columns and structural beams, ordinary wear and tear excepted, Landlord shall proceed promptly with such maintenance, repairs and replacements.

                 Tenant shall, at its own cost and expense subject to the provisions of Section 2.3, (i) keep the interior of the Premises in a clean and tenantable condition during the Term and (ii) maintain in good operating condition and repair, ordinary wear and tear excepted, all electrical, mechanical and plumbing fixtures located within the Premises, all system and fixtures serving the Premises, and the ventilating, heating and air conditioning, if any, systems serving the Premises, the floors, the parking lot and parking areas during the Term. Tenant shall also repair any damage to the Premises caused by Tenant, or its agents or employees, ordinary wear and tear excepted.

                 If either party fails to make or commence to make such repairs after written notice thereof from the other party and applicable grace periods, the notifying party may, in its sole discretion, do so and the defaulting party shall pay to the notifying party the reasonable cost thereof within thirty (30) days of being billed therefor. In the event the defaulting party does not reimburse the notifying party within the aforesaid thirty (30) day period, such failing shall be deemed to be a further default hereunder and such amount shall bear interest from the date of the statement at the rate set forth in Section 13.3(b). Landlord may enter the Premises at reasonable times to inspect, to show the Property to prospective tenants during the last six (6)





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months of the Term or the extended Term, if applicable (so long as the option to extend set forth in Section 9.1 has not been exercised), or to make such repairs to the Premises as Landlord shall reasonably deem necessary, or as required in order to comply with its obligations hereunder or as required by any governmental authority or judicial order. In making such entry, Landlord shall use its best efforts not to unreasonably interfere with Tenant's use and occupancy of the Premises, and, except in the event of an emergency, shall enter only upon reasonable prior notice to Tenant explaining the reasons therefor.

                 2.3. Alterations. Tenant shall not, without Landlord's prior written consent, alter or remodel the Premises, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant may make non-structural alterations at a cost of less than $25,000 without Landlord's prior written consent. In the event that Landlord consents to any proposed alteration or remodeling of the Premises, Tenant shall not have the obligation to restore such proposed alteration or remodelling unless such consent specifies that Landlord will require Tenant to remove the same upon expiration of the Term. All work performed by or on behalf of Tenant shall be in accordance with good construction practices, all applicable laws, insurance requirements, and Landlord's reasonable rules and regulations.

                 Prior to the commencement of any work by Tenant, Tenant shall
(i) obtain or cause to be obtained public liability and workmen's compensation insurance to cover every contractor to be employed by Tenant and such contractor's subcontractors, and shall deliver duplicate originals of all certificates of such insurance to Landlord for approval; (ii) furnish Landlord with all necessary permits, licenses, approvals, certificates and authorizations for prosecution and completion of such work; and (iii) furnish Landlord with such other documents as may be reasonably requested by Landlord. Tenant shall have the right to install signage on the Premises provided that Tenant also pay the cost of all signage and the installation thereof. Landlord shall have the right, but not the duty, to inspect construction operations in connection with any work completed or being completed on the Premises.

                 Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost or expense incurred by Landlord as a result of such alterations or remodelling. In the event any construction or other lien is filed against the Premises as a result of such alteration or remodelling, Tenant shall either pay such lien claim or if Tenant elects to contest such claim, provide a bond, title indemnity or other security reasonably satisfactory to Landlord protecting Landlord's interest in the Premises.

                 Nothing herein shall give Landlord any interest in Tenant's personal property, machinery, equipment, inventory, raw materials, office furniture, office equipment, trade fixtures, cables, data processing equipment or appliances, which shall remain the property of Tenant.





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                                  ARTICLE III
                               LANDLORD'S RIGHTS

                 Landlord reserves and shall have the following rights, exercisable, unless otherwise herein provided, without notice, without liability to Tenant for damage or injury to person, property or business, without being deemed an eviction or disturbance in any manner of Tenant's use or possession of the Premises and without relieving Tenant from its obligation to pay Rental when due or from any other obligation hereunder:

         (a) To display the Premises to prospective tenants upon prior notice at reasonable hours during the last three (3) months of the Term or the extended term if the Option to Extend set forth in Article IX is exercised, to display the Premises to prospective purchasers, mortgagees or investors upon prior notice and at reasonable hours at any time during the Term, and, if the Premises are abandoned during the Term, to decorate, remodel, repair or otherwise prepare the Premises for reoccupancy, provided it will not unreasonably disrupt Tenant's normal business activities;

         (b) To have and retain paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it (excluding Permitted Liens, as hereafter defined); and

         (c) To take any and all reasonable measures, including inspections, repairs and alterations to the Premises as may be reasonably necessary for the safety, protection or preservation thereof or Landlord's interest therein.


                                   ARTICLE IV
                             DAMAGE - CONDEMNATION

                 4.1. Fire or Casualty. If the Premises or the Building is damaged by fire or other casualty (regardless of whether the Premises are made substantially untenantable), then Landlord shall proceed with due diligence, but subject to the remainder of this Section 4.1, to repair and restore the Building or the Premises, as the case may be with the insurance proceeds from the policy referred in Section 6.2 below. In the event the insurance proceeds are insufficient to restore such damage, Landlord shall have no obligation to expend sums in excess of such proceeds. Notwithstanding the foregoing, if such damage renders the Premises untenantable and it is estimated by Landlord in its reasonable judgment that the time to repair and restore the Premises will exceed one hundred eighty (180) days or if such damage occurs during the last twelve (12) months of the Term of this Lease (or, if the Term of this Lease has been extended pursuant to Article IX hereof, during the last twelve (12) months of the Term of this Lease as extended), both Tenant and Landlord shall have the right to terminate this Lease by delivery to the other of written notice of such termination within thirty (30) days following the damage, and all Rental and other charges hereunder for the remainder of the Term shall





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abate.  If neither Tenant nor Landlord elects to terminate the Lease as hereinabove provided then the insurance proceeds, if any, shall be utilized by Landlord to commence repairing the damage and Landlord shall repair the damage so that the Premises are in substantially the same condition as they were prior to being damaged. All Rental and other charges shall abate from the date of casualty until such restoration is completed.

                 4.2. Condemnation. In the event that the whole of the Premises shall be taken in any proceeding by any public authority by condemnation or otherwise, or be acquired for public or quasi-public purposes (all of which are hereinafter collectively referred to as "Condemnation"), this Lease shall terminate as of the date of the taking of possession by the condemning authority and the Rental and other charges payable by Tenant shall cease as of the date possession of the Premises is delivered to such condemning authority. In the event any part of the Premises shall be so taken and such taking substantially interferes with the Tenant's continued use of the Premises as reasonably determined by Tenant, Tenant may, at Tenant's option terminate this Lease as of the date of the taking of possession by the condemning authority and the Rental and other charges payable by Tenant shall cease as of the date possession of the Premises is delivered to such condemning authority.

                 If Tenant, pursuant to the preceding sentence, desires to exercise its option of terminating the Term of this Lease, such termination shall be effective (without any payment by Landlord to Tenant therefor) by Tenant giving notice to Landlord provided that such notice shall be given not more than thirty (30) days subsequent to the date on which Tenant shall have been deprived of possession of the part so taken as determined as an equitable basis. If this Lease is not so terminated, then Rental shall abate as to the portion of the Premises so taken. If the Lease is terminated pursuant to this paragraph, Rental and other charges payable by Tenant shall cease as of the date of such taking.

                 Tenant shall have the right to make a claim to the condemning authority for relocation expenses, its leasehold value and the unamortized value of any improvements, alterations or additions to the Premises paid for by Tenant. Except for any claim awarded to Tenant in accordance with the preceding sentence, Tenant hereby assigns to Landlord, Tenant's interest in any condemnation award.


                                   ARTICLE V
                        LANDLORD'S AND TENANT'S REMEDIES

                 5.1. Events of Default. Each of the following shall be an "Event of Default."

         (a) If Tenant fails to pay any installment of Rental, or any other payment or money to be paid by Tenant under this Lease within ten (10) days after receipt of notice that the Rental is unpaid; or





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         (b)     If Tenant fails to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure shall continue for a period of thirty (30) days after written notice from Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case, no Event of Default shall be deemed to exist so long as Tenant shall have commenced the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion); or

         (c) If Tenant makes an assignment for the benefit of creditors, admits its inability to pay its debts or takes any action towards a general compromise of its debts or a composition with its creditors; or

         (d) If all or any substantial part of the assets of Tenant, including the leasehold interest hereunder of Tenant, are attached, seized or become subject to a writ or distress warrant, are levied upon or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment, seizure, writ, warrant or levy is not withdrawn or removed within ninety (90) days after becoming effective; or

         (e) If a notice of lien or levy is filed with respect to all or substantially all of Tenant's assets located on the Premises by any federal, state, county or municipal body, department, agency or instrumentality for taxes or debts then owing by Tenant and such notice is not released or withdrawn within ninety (90) days of its filing (unless such lien is a "Permitted Lien" (as hereafter defined)); or

         (f) If any involuntary petition or similar pleading is filed in any court under any section of the Federal Bankruptcy Code seeking to declare Tenant bankrupt, or seeking a plan of reorganization for Tenant under Chapter 11 of the Bankruptcy Code, or a similar proceeding under state law and such petition or pleading is not withdrawn or denied within ninety
                 (90) days after its filing, or if any voluntary petition or similar pleading is filed in any court under any section of the Federal Bankruptcy Code; or

         (g) If Tenant fails to comply with any single obligation under this Lease more than three (3) times during a calendar year after having received notice of the previous defaults, such event shall be deemed to be a default without a cure period; provided, however, that any such event must be a separate incident such as the failure to pay Base Rent when due.

                 5.2. Termination. Upon the occurrence of an Event of Default under Section 5.1, Landlord may, at its option, at any time thereafter, without notice (i) terminate this Lease, or (ii) without terminating this Lease, forthwith terminate the Tenant's right to possession of the





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Premises, or (iii) pursue any other remedy now or hereafter available to
Landlord under the laws of the State of Georgia.

                 (a) Upon Landlord's termination of this Lease as a result of the occurrence of an Event of Default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the unpaid Rental discounted to present value at the rate of eight percent (8%) per annum, and other charges which had been earned as of the date of termination; and (ii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited to, any reasonable costs or expenses incurred by Landlord in maintaining or preserving the Premises after the occurrence of such Event of Default, the reasonable cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any reasonable real estate commission paid or payable.

                 (b) Upon and after Landlord's termination of this Lease or Tenant's right to possession of the Premises, Landlord shall make reasonable efforts to relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such rent, for such term and upon such conditions as Landlord shall determine, in Landlord's reasonable discretion, and Landlord shall not be required to accept any tenant offered by Tenant (provided that such acceptance shall not be unreasonably refused) or to observe any instructions given by Tenant covering such reletting. In any such case, Landlord may incur reasonable expenses for repairs, alterations, improvements, additions and decoration of or to the Premises to the extent reasonably deemed necessary or desirable by Landlord for the purpose of reletting the Premises. All such reasonable expenses, plus all reasonable brokers' commissions and reasonable attorneys' fees incurred by Landlord in connection with any reletting of the Premises, shall be paid by Tenant to Landlord upon demand. In addition, Tenant shall, for the remainder of the Term, reimburse Landlord, on demand, for any deficiency between Rental and other charges reserved hereunder and the rent received by Landlord upon reletting the Premises. In the event Tenant does not pay such sums when due, such sums shall accrue interest as set forth in Section 13.3(b) below.

                 5.3. Surrender of Possession. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession of the Premises without termination of the Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in clean, good and tenantable condition, ordinary wear and damage by fire or other casualty excepted. Upon any termination for a thirty (30) day period, Tenant shall be entitled to remove from the Premises any machinery, equipment, inventory, raw materials, built-in furniture, computers, data or word processing or duplicating equipment, trade fixtures, cables or appliances, provided that Tenant shall repair all damage resulting from such removal and shall restore the Premises to a tenantable condition.

                 5.4. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease by lapse of time or otherwise Tenant shall pay to





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Landlord, Rental at one and one half times the per diem rate payable for the month immediately preceding said holding over, computed on a per diem basis, for each day or part thereof that Tenant thus remains in possession. The provisions of this Section 5.4 shall not be deemed to limit or exclude any of Landlord's rights of re-entry or any other right granted to Landlord hereunder or under law.

                 5.5. Payment of Expenses in Enforcing Obligations. In the event of any dispute between Landlord and Tenant to enforce any of the provisions and/or rights hereunder, the unsuccessful party covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the successful party, which costs and expenses shall be included in and as a part of a judgment if litigation is involved. If Landlord, without fault on its part, shall be made a party to any litigation instituted by or against the Tenant by reason of this Lease, then Landlord shall be entitled to receive from the Tenant upon demand all costs, expenses and reasonable attorneys' fees incurred by Landlord in or in connection with such litigation. If Tenant, without fault on its part, shall be made a party to any litigation instituted by or against Landlord by reason of this Lease, then Tenant shall be entitled to receive from the Landlord upon demand all costs, expenses and reasonable attorneys' fees incurred by Tenant in or in connection with such litigation.


                 5.6. Landlord's Performance of Tenant's Obligations. If Tenant shall default in the performance of any of its obligations hereunder and such default shall continue after the expiration of any notice or grace period herein provided, Landlord may perform such obligation for the account and expense of Tenant upon thirty (30) days written notice except in cases of emergency, and Tenant shall reimburse Landlord therefor upon demand plus Landlord's reasonable costs and expenses, including attorneys' fees.

                 5.7. Non-Waiver. No waiver of any agreement or condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such agreement or condition if such violation be continued or repeated subsequently, and no express waiver shall affect any agreement or condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder, or after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies, it being agreed that after the service or notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any Rental due, and the payment of said Rental shall not waive or affect said notice, suit or judgment.

                 5.8. Rights and Remedies Cumulative. All rights and remedies of Landlord and Tenant under this Article and elsewhere in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of Landlord or Tenant as set forth in this Lease or allowed by law. Landlord's and Tenant's obligations under this Article shall survive the expiration of the Term.

                 5.9. Tenant's Performance of Landlord's Obligations. If Landlord shall default in the performance of any of its obligations hereunder and such default shall continue after the expiration of any notice or grace period herein provided, Tenant may perform such obligation for the account and expense of Landlord upon thirty (30) days written notice except in cases of emergency, and Landlord shall reimburse Tenant therefor upon demand, plus Tenant's reasonable costs and expenses, including attorneys' fees.


                                   ARTICLE VI
                      WAIVER OF CLAIMS AND INDEMNIFICATION
                      AND RIGHTS OF RECOVERY ON INSURANCE

                 6.1. Waiver of Claims and Indemnity. Tenant hereby releases and waives all claims against Landlord, agents, employees and servants for injury or damage to person, property or business sustained in or about the Property by Tenant, its agents, employees or servants, which injury or damage results from any act, neglect, occurrence or conditions in or about the Property, except to the extent that such injury or damage is caused by the negligence or willful or wanton act or omission by Landlord, or its agents, employees or servants. To the extent any of the foregoing is covered by insurance, Landlord or Tenant, as the case may be, shall have but one (1) recovery, but any such recovery shall not be limited to the amount of such insurance.

                 Tenant hereby agrees to indemnify and hold Landlord, its agents, employees and servants harmless against any and all claims, damage, demands, costs and expenses of every kind and nature, including reasonable attorneys' fees for the defense thereof, arising from Tenant's occupancy of the Property or from any breach or default on the part of Tenant in the performance of any agreement of Tenant to be performed pursuant to the terms of this Lease, or from any act, omission or negligence of the Tenant, its employees, servants and agents, subtenants and/or assignees in or about the Property during the term of the Lease. To the extent any of the foregoing is covered by insurance, Landlord shall have but one (1) recovery. In case any such proceeding is brought against Landlord, its agents, employees or servants, Tenant covenants to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Landlord.

                 Landlord hereby agrees to indemnify and hold Tenant, its agents, employees and servants harmless against any and all claims, damage, demands, costs and expenses of every kind and nature, including reasonable attorneys' fees for the defense thereof, arising from any breach or default on the part of Landlord in the performance of any agreement of Landlord to be performed pursuant to the terms of this Lease, or from any act, omission or negligence of Landlord, its employees, servants and agents in or about the Property. To the extent any of the foregoing is covered by insurance, Tenant shall have but one (1) recovery. In case any such proceeding is brought against Tenant, its agents, employees or servants, Landlord covenants to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Tenant

                 In the event of any conflict or in consistency between the indemnification provisions hereof and those contained in the Stock Purchase Agreement, those contained in the Stock Purchase Agreement shall govern.

                 6.2. Insurance Coverage. Tenant, at Tenant's sole cost and expense, shall obtain and maintain, for the Term of this Lease, as extended, insurance policies in form and content, and issued by an insurer, reasonably acceptable to Landlord, providing the following coverage: (i) all perils included in the classification "fire and extended coverage" under insurance industry practices in effect from time to time in the jurisdiction in which the Building is located covering the Building and all fixtures and property located therein, including without limitation, Tenant's fixtures, machinery, equipment, furnishings, merchandise, alterations, improvements and other contents in the Premises, for 100% of the full replacement value of said Building and items; and (ii) comprehensive generally liability insurance (including contractual liability) naming Landlord, and any mortgagee, as additional insureds, which policy is to be in the minimum amount of Two Million Dollars ($2,000,000.00) with respect to any one person, in the minimum amount of Three Million Dollars ($3,000,000.00) with respect to any one accident, and in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) with respect to personal property damage. Each policy described in this Section 6.2 shall name Landlord and any mortgagee of the Premises as additional insureds and as loss payees and shall contain a provision that it shall (i) not be cancelable and that it shall continue in full force and effect unless Landlord has received at least thirty (30) days prior written notice of such cancellation or termination, and (ii) not be materially changed without thirty
(30) days prior notice to Landlord. Insurance coverage under umbrella policies shall be acceptable. Landlord shall be named as loss payee on the casualty policy with respect to the Building.

                 6.3. Rights of Recovery on Insurance. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried with respect to the Building, the Premises or to the property located therein endorsed with a clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein." Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to them or to any of their property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.


                                  ARTICLE VII
                                 TITLE MATTERS

                 7.1. Subordination of Lease. This Lease and the rights of Tenant hereunder shall become subject and subordinate at all times to the lien of the mortgage or deed of trust existing against the Property referred to on Exhibit C attached hereto and made a part hereof, and to all advances made or hereafter to be made upon the security thereof, and to all future mortgages or deeds of trust made to an institutional lender such as a bank, savings and loan, or insurance company; provided that the mortgagee or trustee under any such existing and future mortgage or deed of trust provides a non-disturbance agreement reasonably satisfactory to Tenant and which provides that such mortgagee or trustee recognizes all of Tenant's rights hereunder, including but not limited to Tenant's options to expand, purchase and extend the Term of this Lease. In the event any proceedings are brought to foreclose any mortgage or deed of trust, Tenant will attorn to the purchaser upon any foreclosure sale and recognize such purchaser as the landlord under this Lease. Tenant agrees to execute and deliver at any time any instrument to further evidence such attornment as may be reasonably requested in writing by any holder of such mortgage, or the trustee under any such deed of trust.

                 7.2. Estoppel Certificate. Landlord and Tenant agree that from time to time upon not less than fifteen (15) business days prior request by the other, the non-requesting party, or its duly authorized representative having knowledge of the following facts, will deliver to the requesting party, or to such person as the requesting party may designate, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect, or, if there have been modifications, that the Lease as modified is in full force and effect; (ii) the dates to which the Rental and other charges have been paid; (iii) that to the best of the non-requesting party's knowledge, the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such other provisions reasonably requested by the requesting party.

                 7.3. Assignment and Subletting. Except as otherwise permitted in Section 7.4 and this Section 7.3, Tenant shall not without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, (i) assign or convey this Lease or any interest under this Lease, provided, however, Tenant may provide a leasehold mortgage to an institutional lender with assets in excess of $500,000,000; (ii) sublease all or any portion of the Premises; or (iii) permit the use or occupancy of the Premises by any party other than Tenant, its agents, employees, guests, invitees and licensees.

                 Notwithstanding the limitations set forth above, Tenant may assign this Lease or sublet all or any portion of the Tenant Premises without Landlord's consent:

         (a) To a corporation controlling, controlled by or under common control with Tenant, (hereinafter an "Affiliated Corporation"); provided that any such assignment or sublease shall be subject to the terms and conditions of this Lease. For purposes hereof, "control" shall mean the ownership, either directly or indirectly, of fifty percent (50%) or more of all shares entitled to vote of such other corporation; and

         (b) To the surviving corporation in a merger, reorganization or consolidation or other corporate action involving Tenant provided that any such assignment or sublease shall be subject to the terms and conditions of this Lease.

                 No assignment of this Lease or sublease of the Premises pursuant to the provisions of this Section 7.3 shall be effective unless and until the assignee or sublessee shall have executed an appropriate instrument, in form reasonably satisfactory to Landlord, assuming all of the obligations of Tenant hereunder to the extent of the Premises assigned or subleased, and shall have delivered a copy thereof, or an executed counterpart thereof, to Landlord. In the event of any permitted assignment of this Lease or subletting of the Premises, Tenant shall remain fully liable for all of the obligations of Tenant under this Lease, except for additional obligations entered into as a result of a lease amendment between Landlord and any assignee.

                 7.4. Covenant Against Mechanic's Liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Property or any part thereof arising from work done by or on behalf of Tenant. If any such lien shall attach to the Property or any part thereof, Tenant shall either (i) pay off and remove the same or (ii) if Tenant desires to contest such lien in a court of competent jurisdiction, Tenant shall either (1) file with Landlord a bond or other security in an amount and with an independent surety, reasonably satisfactory to Landlord or (2) maintain a title indemnity with appropriate security to protect against an exception to title with a title insurance company reasonably designated by Landlord and in such amount and on such terms as are reasonably satisfactory to Landlord and such title insurance company, in which event such a lien shall be a "Permitted Lien". Other than a Permitted Lien, Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property or any part thereof. Any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises.

                 7.5. Covenant of Quiet Enjoyment. Landlord covenants, represents and warrants that it has full power and proper authority to execute this Lease and to grant the rights provided to Tenant hereunder and further covenants that, upon paying the Rental and keeping the agreements of this Lease on its part to be kept and performed, Tenant shall have peaceful and quiet possession of the Premises and full enjoyment of all of its rights herein granted for the Term of this Lease (or, if the Term of this Lease has been extended pursuant to Article IX hereof, for the Term of this Lease as extended).

                 7.6. Permitted Title Exceptions. The leasehold interest conveyed hereby shall be subject to the following exceptions (the "Permitted Exceptions"):

                 a. Taxes for the year 1996 and subsequent years, not yet due and payable;

                 b. Acts done or suffered by Tenant, pursuant to this Lease or otherwise;

                 c. Zoning laws and ordinances, provided that Tenant's use of the Premises complies with such laws and ordinances;

                 d. Mortgage or deed of trust described in Section 7.1 above; and

                 e. Easements for public utilities which do not or will not underlie the improvements as built, provided same are recorded in the public records of Coweta County, Georgia.

                 Landlord agrees that Landlord shall not further encumber the Property without Tenant's prior written consent except with respect to Landlord's right to mortgage the Property so long as such financing complies with the requirement set forth in Section 7.1 above. Tenant shall not be responsible for correcting any violation of the above Permitted Exceptions if such violation was not caused by Tenant or if it existed on or before the Commencement Date. Landlord shall not further encumber title to the Property.


                                  ARTICLE VIII
             TRANSFER OF LANDLORD'S INTEREST IN BUILDING AND LEASE


                 In the event of any sale or other transfer of the Property effective after the Commencement Date of this Lease, Landlord and the seller or transferor shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing after the date of such sale or transfer, provided, such purchaser or transferee shall have assumed and agreed to perform all agreements and obligations of the Landlord hereunder accruing from and after the date of such sale or transfer and shall take title subject to this Lease. Subject to the provisions of the preceding sentence, Tenant hereby consents to any future assignment by Landlord of any part or all of its rights under this Lease.


                                   ARTICLE IX
                        TENANT'S OPTION TO EXTEND LEASE

                 9.1. Option. Tenant shall have the right and option to extend the Term of this Lease for two additional consecutive five (5) year periods (the "Option Periods") commencing immediately following the Termination Date provided that (i) Tenant sends notice of its election to extend the Term of the Lease to Landlord not less than one hundred eighty (180) days prior to the end of the Term of the Lease or the extended Term; (ii) at the time Tenant sends such notice, Tenant is not then in default in the performance of any term, condition, covenant or agreement of this Lease as to which notice of default has been given to Tenant unless such default cannot, with due diligence, be cured, prior to the last date on which Tenant is entitled to exercise such option and Tenant has proceeded promptly and with due diligence after service of the notice of default to cure such default; and (iii) at the date of commencement of the Option Period, or the Second Option Period Tenant is not in default in the performance of any term, condition, covenant or agreement of this Lease as to which notice of default has been given to Tenant or, if notice of default has been given, Tenant has proceeded promptly and with due diligence after service of the notice of default to cure such default, and no event is occurring which, with the passage of time or the giving of notice, or both, would constitute a default hereunder.

                 9.2.     Rent During Option Years.

                 (a) The Base Rent due and payable during the Option Periods shall be agreed to by the parties within thirty (30) days of Tenant's notice to Landlord, or if the parties cannot agree within the aforesaid thirty (30) day period, in accordance with Section 9.2(b). All the terms and conditions of this Lease shall be applicable to such extended terms except (i) for those matters that have expired by their own terms or have been performed and (ii) the Base Rent for such extended terms shall be as set forth below. Such Lease shall be deemed extended without any further lease or instrument.

                 (b) The Base Rent for the option periods shall be adjusted by 50% of the increase in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index, for all Urban Consumers (the "CPI-U"), All Items for Atlanta Average (1967 = 100)" hereinafter referred to as the "Index", provided, that the amount payable by Tenant under this Lease as Base Rent shall not be less than the annual Base Rent payable for the preceding lease year. Such adjustment shall be accomplished by multiplying the aforementioned Base Rent by one half of the increase in the Index from the monthly Index preceding the first day of the option period for which the adjustment is made over the corresponding monthly Index for the month of the Commencement Date of this Lease. If such Index shall be discontinued with no successor or comparable successor Index, the parties shall attempt to agree upon a substitute or comparable successor Index, but if the parties are unable to agree upon a substitute formula, then the manner in which the Base Rent shall be adjusted to take into account changes in the cost of living shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.


                                   ARTICLE X
                             ENVIRONMENTAL MATTERS


                 10.1. Environmental Matters. Except as described in the environmental reports all delivered by Landlord to Tenant and referred to on Exhibit D attached hereto and made a part hereof, prior to the Commencement Date, (i) no Hazardous Materials have been located on the Property or have been released in the environment, or discharged, placed or disposed of at, on or under the Property; (ii) no underground storage tanks have been located on the Property; (iii) the Property has never been used as a dump for waste material; and (iv) the Property and its prior uses comply with and at all times have complied with, all applicable governmental laws, regulations or requirements relating to environmental and occupational, health and safety matters and Hazardous Materials.

                 The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Georgia, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Georgia law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251 et seq. (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section
9601 et seq. (42 U.S.C Section 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

                 Additionally, but not in lieu of Landlord's affirmative undertakings set forth herein, Landlord agrees to indemnify, defend and hold harmless Tenant and its successors and assigns hereunder in accordance with the environmental indemnities set forth in Section 10.2 of the Stock Purchase Agreement for the full term of this Lease.

                                   ARTICLE XI
                               OPTION TO PURCHASE

                 11.1. Option. (a) Tenant shall have the right and option to purchase the Property (the "Purchase Option") at a purchase price equal to Fair Market Value, disregarding the fact that the Property is encumbered with this Lease (as hereinafter defined), which Purchase Option shall be exercisable on the earlier of (i) the last day of the fifth year of the Term hereof, and
(ii) the date on which the environmental condition of the Property is acceptable to Tenant, and which Purchase Option shall be exercisable at any time during each year thereafter during the Term hereof on any extended Term, if applicable. In the event Tenant elects to exercise its Purchase Option, Tenant shall so notify Landlord of its election on or before the date which is ninety (90) days prior to the date on which such purchase is to occur (the "Closing Date"). The terms of the sale by Landlord and the purchase by Tenant of the Property shall be in accordance with the provisions of Exhibit E attached hereto and made a part hereof.

                 (b) Determination of Fair Market Value. "Fair Market Value" as used herein shall be determined as follows: If Landlord and Tenant shall fail to agree upon the Fair Market Value within thirty (30) days of the exercise of Tenant's option to purchase the Property, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within forty-five (45) days after the thirty (30) day period, then the arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall, within thirty (30) days, make their determination of Fair Market Value in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have thirty (30) days after the receipt of notice of each other's determination to confer with each other and attempt to reach a determination as to Fair Market Value. If such two arbitrators shall concur as to the determination of the Fair Market Value, such concurrence shall be final and binding upon Landlord and Tenant. If the Fair Market Value of such two arbitrators are within ten percent (10%) of each other, the Fair Market Value during the option period shall be the average of the two arbitrator's Fair Market Values. If such two arbitrators shall fail to concur and their respective Fair Market Values are more than ten percent (10%) different, then such two arbitrators shall immediately designate a third arbitrator, who shall satisfy the requirements set forth herein for an arbitrator and shall also be an American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be non-affiliated industrial real estate appraisers, who shall have at least ten (10) years experience in the business of appraising industrial real estate in the State of Georgia and who shall have not worked for either party hereto or for an affiliate or owner of either party hereto for ten (10) years. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate, and shall, within thirty (30) days of the designation of the third arbitrator, choose one of the determinations of the two arbitrators originally selected by the parties and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 11 including the expenses and fees of any arbitrator selected by it and the parties shall share equally all other expenses and fees of any such arbitration.

                                  ARTICLE XII
                                OPTION TO EXPAND

                 12.1.    Expansion Option.        Tenant shall have the option
to be exercised at any time during the Term to require Landlord to finance the expansion of the improvements on the Property. Upon exercise of such option, an officer of Tenant and Irving Rubin, Robert Bonczyk, or their successors and assigns, shall negotiate in good faith and on a reasonable basis for a period of thirty (30) days an amendment to this Lease which provides for a lease term and rental sufficient to allow financing of such expansion. In the event Landlord and Tenant are unable to agree upon a lease amendment after such thirty (30) day period, either party shall have the right to submit the matter to arbitration which arbitration shall be conducted in accordance with the arbitration provisions of the Stock Purchase Agreement.


                                  ARTICLE XIII
                                    GENERAL

                 13.1. Notices. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (i) if delivered by messenger, when delivered, (ii) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested, (iii) if telexed, telegraphed or telecopied, three (3) hours after being dispatched by telex, telegram or telecopy, if such third (3rd) hour falls on a business day within the hours of 8:00 a.m. through 5:00 p.m. of the time in effect at the place of receipt, or at 8:00 a.m. on the next business day thereafter if such third

(3rd) hour is later than 5:00 p.m., or (iv) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier; in every case addressed to the party to be notified as follows:

                 If to Landlord:

                          CPI Plastics, L.L.C.
                          29200 Southfield Road
                          Suite 209
                          Southfield, Michigan 48076-1925
                          Attention:  Irving A. Rubin

                 And to:

                          Robert Bonczyk
                          314 Buchner Hill
                          Northville, Michigan  48167

                 With a copy to:

                          Maddin, Hauser, Wartell, Roth, Heller & Pesses, P.C. 28400 Northwestern Highway
                          Third Floor - Essex Centre
                          Southfield, Michigan 48034-8004
                          Attention:  Richard Roth

                 If to Tenant:

                          United States Can Company
                          900 Commerce Drive
                          Oak Brook, Illinois  60521
                          Attn:  Vice President of Materials & Logistics

                 With a copy to:

                          Ross & Hardies
                          150 North Michigan Avenue
                          Suite 2500
                          Chicago, Illinois  60601-7567
                          (312) 558-1000
                          Attn:  Patrick E. Brady

or at such other address as the party to receive said notice may theretofore have furnished by written notice as set forth above.

                 13.2. Brokers. Tenant and Landlord represent and warrant to each other that they have not dealt with any broker or finder in connection with this Lease, and to their knowledge, no other broker or finder initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant and Landlord hereby indemnify and hold each other harmless from and against any and all claims, damages and expenses based upon or arising out of any claim by any person with whom it is ultimately determined that Landlord or Tenant has dealt in violation of the foregoing representations and warranties of any other real estate broker for commissions resulting from a breach of the foregoing representations and warranties.

                 13.3.  General.

                 (a) All rights and remedies of Landlord or Tenant, as the case may be, under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by laws.

                 (b) All installments of Rental and any other sums which are unpaid when due and remain unpaid for ten (10) days after notice, shall bear interest at a rate of ten percent (10%) per annum from the date due until paid.

                 (c) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, subject to Section 7.4. hereof.

                 (d) All of the representations, agreements and obligations of Landlord and Tenant are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by such party.

                 (e) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

                 (f) The officers of Tenant and Landlord executing this Lease each represent that he has been duly authorized by his respective Boards of Directors to execute this Lease in this form and containing the aforesaid covenants.

                 (g) The headings or captions of Sections are for convenience only, are not part of this Lease, and shall not affect the interpretation of this Lease.

                 (h) This lease may be executed in any number of counterparts, all of which when put together shall be deemed an original.

                 (i) This Lease shall be governed by and construed in accordance with the laws of the State of Georgia. If any provision or part of this Lease or the application thereof to any persons or circumstances shall, to any extent, be invalid, illegal or unenforceable, the remainder of this Lease, or the application of such provision or part to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement for Building Lease to be executed as of the first day written above.

                                LANDLORD:

                                CPI PLASTICS, L.L.C., a Michigan limited liability company



                                By:        /s/ Irving A. Rubin
                                   --------------------------------------------
                                         Name: Irving A. Rubin
                                         Title: Member




                                TENANT:

                                UNITED STATES CAN COMPANY, a Delaware
                                corporation



                                By:        /s/ Timothy W. Stonich
                                   --------------------------------------------
                                         Name: Timothy W. Stonich
                                         Title: Executive Vice President
                                                   Chief Financial Officer

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                                   BASE RENT


         Tenant shall pay the monthly installments of Base Rent in advance on the first day of each calendar month during the Term subject to the following schedule:


                        Time Period                     Monthly Rent
                        -----------                     ------------

     August 1, 1996 through July 31, 2011               $ 25,000.00/month

                                   EXHIBIT C

                          LANDLORD'S EXISTING MORTGAGE


                                      NONE

                                   EXHIBIT D

                             ENVIRONMENTAL REPORTS

 Environmental Reports dated July 30, 1996 prepared by Environmental Resources Management, Inc.

                                   EXHIBIT E

                           TERMS OF AGREEMENT OF SALE


         Upon Tenant's exercise of the Option to Purchase in conformity with
Article XI of the attached Lease, without further action of the Landlord or Tenant, there shall be a Binding Agreement of Sale for the Property between Landlord, as Seller, and Tenant, as Buyer, upon the following terms and conditions:

PROPERTY AND TERMS

         1. Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase ALL THAT CERTAIN lot or piece of ground, more particularly described in Exhibit "A" to the Lease attached hereto and made a part hereof and known by street address of 434 Corinth Road, Newnan, Georgia, together with all improvements thereon, including one (1) building with approximately 95,000 square feet of interior area, together with all fixtures owned by Seller and located therein ("Property"), for the Purchase Price set forth in Article XI of the attached Lease in cash, wire transfer on other immediately available funds.

TITLE

         2. At Closing, title to the Property shall convey by general warranty deed good and marketable and such as will be insured in the amount of the purchase price by title insurance company selected by Buyer (the "Title Company") and reasonably acceptable to the Seller, at Seller's expense, free and clear of all mortgages, liens, encumbrances and easements, excepting only those listed on Exhibit 1 of this Agreement.

         In the event the Seller is unable to give a good and marketable title and such as will be insured by the Title Company, subject as aforesaid, Buyer shall have the option of taking such title as the Seller can give by deducting from the Purchase Price liens of a definite or ascertainable amount or of terminating this Agreement of Sale upon written notice to Seller; and in the latter event there shall be no further liability or obligation on either of the parties hereto and this Agreement of Sale shall become null and void.

         Within thirty (30) days of exercise of this option, Buyer shall obtain a then current survey of the Property certified to Buyer, the Title Company and Buyer's lender, as having been made in accordance with the Minimum Land Survey Standard Detail Requirements for Land Title Surveys jointly established and adopted by ALTA and ACSM (the "Survey"). The Survey shall show that the Property is not in a flood plain. Within thirty (30) days following receipt of the Survey, Buyer shall notify Seller of any discrepancies or conflicts in boundary lines, shortages in area, and encroachments as may be shown by the Survey. Seller shall have twenty-five (25) days following receipt of Buyer's notice to advise Buyer if Seller can remove or clear the discrepancy or conflict. If Seller is unable to remove or clear such discrepancies in title, Buyer shall have the option of either taking such title as Seller can give without abatement of price or of terminating this Agreement of Sale upon written notice to Seller. In the latter event, there shall be no further liability or obligation on either of the parties hereto and this Agreement of Sale shall become null and void. Notwithstanding anything to the contrary contained herein, Seller shall not further encumber title to the Property without Buyer's consent.

         Seller shall provide Buyer with a title insurance policy at closing insuring Buyer's interest as the owner of the Property from a title insurance company designated by Buyer (the "Title Insurer") in the amount of the Purchase Price with extended coverage over the general exceptions, a 3.1 zoning endorsement, amended to include parking and approving Buyer's current use of the Property and such other endorsements reasonably requested by Buyer. The cost of the extended coverage shall be paid for by Buyer. Within fifteen (15) days of the exercise of this option to Purchase, Buyer shall order a title commitment. At closing, Buyer shall deduct from the proceeds of sale the cost for all survey, title charges and title insurance.

CONDITION OF PROPERTY

         3. Except for the provisions of Section 7, Buyer shall accept the Property in their "as-is" condition on the date of Closing, provided that if Buyer determines at any time prior to Closing that the Property or the lands in the vicinity of the Property are not free of toxic and hazardous substances and materials, Buyer shall have the option of terminating this Agreement upon notice to Seller.

ASSESSMENT

         4. Excepting notices previously delivered by Seller to Buyer during the term of the Lease, Seller covenants and represents as of the Exercise Date that no notice by any governmental agency or body regarding the Property, including, without limitation, notices pertaining to Environmental Laws and other governmental statutes, rules, regulations or directives affecting the Property, have been served upon Seller or anyone on the Seller's behalf.

POSSESSION

         5. Possession is to be delivered and physical possession at day and time of Closing.

TAXES AND ADJUSTMENTS

         6. All apportionable debits and credits, including assessments, taxes (subject to Buyer's obligation to pay taxes pursuant to the Lease) and sewer rent (if any) for the current term shall be calculated as levied and pro-rated as of the date of Closing. All real estate transfer taxes imposed by a governmental authority shall be paid for by Seller.

ENVIRONMENTAL INDEMNITY

         7. Except as described in the environmental reports all delivered by Seller to Buyer and referred to on Exhibit D to the Lease and made a part thereof, prior to the Commencement Date (as defined in the Lease), (i) no Hazardous Materials have been located on the Property or have been released in the environment, or discharged, placed or disposed of at, on or under the Property; (ii) no underground storage tanks have been located on the Property; (iii) the Property has never been used as a dump for waste material; and (iv) the Property and its prior uses comply with and at all times have complied with, all applicable governmental laws, regulations or requirements relating to environmental and occupational, health and safety matters and Hazardous Materials.

                 The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Georgia, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Georgia law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (viii) defined as a "hazardous substance" pursuant to Section
         101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C Section
         9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

                 Additionally, but not in lieu of Seller's affirmative undertakings set forth herein, Seller agrees to indemnity, defend and hold harmless Buyer and its grantees in accordance with the environmental indemnities set forth in Section 10.2 of the Stock Purchase Agreement. The indemnity and the obligation to defend and hold Buyer harmless set forth herein shall survive for a period of four years from the closing date of the Stock Purchase Agreement.

RISK OF LOSS

         8. Any loss or damage to the Property caused by fire, or loss commonly covered by the extended coverage endorsement of a reputable insurance companies between the Exercise Date and the date of Closing shall not in any way void or impair the conditions and obligations thereof, except that should the Property suffer loss or damage due to fire or other casualties, not repaired or replaced prior to Closing, Buyer shall have the option of terminating this Agreement upon notice to Seller; provided, however, that Seller shall have the right to reconstruct improvements so long as such reconstruction is completed within one hundred eighty (180) days of the date of casualty. In such event, there shall be no further liability or obligation on either of the parties hereto and this Agreement shall become null and void.

WHOLE AGREEMENT

         9. This Agreement contains the whole Agreement between the Seller and the Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale. Any changes or additions to this Agreement must be made in writing and executed by the parties hereto.

ASSIGNMENT

         10. This Agreement shall be binding upon the respective successors and, to the extent assignable on the assigns of the parties hereto. This Agreement is to be construed and interpreted in accordance with the laws of the State of Georgia.

BROKERS

         11. Buyer and Seller each represent and warrant to the other that the transactions contemplated hereby have been carried out by Buyer directly with Seller in such manner as not to give rise to any valid claims against any of the parties hereto for a brokerage commission, finders fee, or other like payment. Buyer and Seller each shall indemnify and hold the other harmless from any breach of the above stated representation and warranty.

TIME OF ESSENCE

         12. The date for Closing and all other dates referred to for the performance of any of the obligations of this Agreement are hereby agreed to be of the essence of this Agreement.

DESCRIPTIVE HEADING

         13. The descriptive headings used here are for convenience only and they are not intended to indicate the matter in the sections which follow them. Accordingly, they shall have no effect whatsoever in determining the rights or obligations of the parties.

                                   EXHIBIT 1
                              LIST OF ENCUMBRANCE


         Real Estate taxes not yet due and payable.

                                   AGREEMENT
                                      FOR
                                 BUILDING LEASE

                           Dated as of August 1, 1996

                                 By and Between

                             CPI PLASTICS, L.L.C.,
                      a Michigan limited liability company

                                                                       Landlord,


                                      and

                           UNITED STATES CAN COMPANY,
                             a Delaware corporation

                                                                          Tenant





                               TABLE OF CONTENTS


ARTICLE NO.                                                                                                        PAGE NO.
----------                                                                                                         -------
ARTICLE I        RENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       TENANT'S ACCEPTANCE AND USE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III      LANDLORD'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV       DAMAGE - CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V        LANDLORD'S AND TENANT'S REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI       WAIVER OF CLAIMS AND INDEMNIFICATION AND
                 RIGHTS OF RECOVERY ON INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII      TITLE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


ARTICLE VIII     TRANSFER OF LANDLORD'S INTEREST IN
                 BUILDING AND LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX       TENANT'S OPTION TO EXTEND LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE X        ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XI       OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE XII      OPTION TO EXPAND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XIII     GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



SCHEDULE OF EXHIBITS

Exhibit A        Legal Description

Exhibit B        Base Rent

Exhibit C        Landlord's Existing Mortgage

Exhibit D        Environmental Report

Exhibit E        Terms of Agreement of Sale
